UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2025

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.2

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, the Board of Directors of Citigroup Inc. (Citi) appointed Gonzalo Luchetti, currently Citi’s Head of U.S. Personal Banking, to be Citi’s Chief Financial Officer, effective in early March 2026. Mr. Luchetti will replace Mark A. L. Mason, who has accepted the position of Executive Vice Chair of Citi and Senior Executive Advisor to Citi’s Chair and CEO Jane Fraser, effective as of the same time.

Mr. Luchetti joined Citi in 2006 and assumed his current position in February 2021. Prior to his current role, he served as Head of Citi’s Consumer Bank in Asia and EMEA. He also served as the Head of Citi’s Asia Retail Bank and Global Head of Wealth Management and Insurance. Prior to joining Citi, he worked for JPMorgan Chase and Bain & Company.

Mr. Luchetti participates in Citi’s compensation plans as described in Citi’s Proxy Statement for its Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on March 18, 2025.

A copy of the Citigroup Inc. press release dated November 20, 2025 announcing this leadership change is being furnished as Exhibit 99.1 to this Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Citigroup Inc. press release dated November 20, 2025.
99.2	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
104	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: November 20, 2025
	By:	/s/ Brent J. McIntosh
Brent J. McIntosh
Chief Legal Officer & Corporate Secretary

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